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                                                                   Exhibit 10.14

                                      LEASE

     BETWEEN:  MCRI, INC.
               9300 Shelbyville Road
               Suite 500
               Louisville, Kentucky 40222                  ("Landlord")

     AND:      Norcross Safety Products L.L.C.
               1136 2nd Street
               Rock Island, Illinois 61201                 ("Tenant")

     FOR PREMISES IN:    LAND AND BUILDINGS
                         1136 2nd Street
                         Rock Island, Illinois 61201

     DATE:               June 7, 1995

     LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby agree as follows:


                                    ARTICLE 1

DEFINITIONS

     1.1    DEFINITIONS. In this Lease:

            A. "Annual Rent" means the amount payable by Tenant to Landlord in respect of each year of the Term under Article 4.1 or 4.2.

            B.     "Article" means an article of this Lease.

            C.     "Commencement Date" means the first day of the Term.

            D. "Index" means the Consumer Price Index for the Midwest as published by the Bureau of Labor Statistics (1967-100) or such successor index as may then be published by the Bureau of Labor Statistics or a successor governmental agency.


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            E.     "Lease" means this Lease, Exhibit A to this Lease, and every properly executed instrument which by its terms amends, modifies or supplements this Lease.

            F.     "Other Charges" means amounts payable to Landlord under
     Article 4.3.

            G. "Premises" means the tract of real property and the improvements located thereon as described on Exhibit A hereto, consisting of approximately 260,994 square feet.

            H. "Rent" means the aggregate of all amounts payable by Tenant to Landlord under Articles 4.1, 4.2 and 4.3.

            I.     "Term" means the period of time set out in Article 3.1.


                                    ARTICLE 2

GRANT OF LEASE

     2.1 GRANT. Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby leases and accepts the Premises from Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease.

     2.2 QUIET ENJOYMENT. Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term, subject to the terms and conditions of this Lease.

     2.3 COVENANTS OF LANDLORD AND TENANT. Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.


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                                    ARTICLE 3

TERM AND POSSESSION

     3.1 TERM. The term of this Lease shall begin on the __ day of June, 1995 and end on the __ day of May, 2000.

     3.2 OPTION TO RENEW. Provided that this lease is in full force and effect and Tenant is not in default hereunder, Tenant shall have the right and option to extend this lease for two (2) successive terms of five (5) years. The payment of rent shall be as provided under Article 4.5 while the same contractual terms and conditions, as established for the original term of this lease, shall be in effect for the successive terms of the lease. Tenant shall have no further extension option at the expiration of the second successive lease term. Any extension option to be effective must be exercised by Tenant by written notice received by Landlord at least six (6) months prior to the commencement date of the extension term.

     3.3 ACCEPTANCE OF PREMISES. Taking possession of all or any portion of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises or such portion thereof are in satisfactory condition on the date of taking possession, subject only to latent defects and deficiencies (if any) listed in writing in a notice delivered by Tenant to Landlord not more than thirty (30) days after the later of the date of taking possession and the Commencement Date.


                                    ARTICLE 4

RENT

     4.1 ANNUAL RENT. Tenant shall pay to Landlord, beginning upon the Commencement Date, as Rent, the sum of $240,000 per year payable monthly in advance and without notice, in monthly installments of $20,000 each on the Commencement Date (or prorated as provided for in Section 4.5) and the first day of each calendar month thereafter during the Term of the Lease. The Rent shall be computed on a triple net basis as provided under subsequent Articles of this Lease.

     4.2 OTHER CHARGES. Tenant shall pay to Landlord, at the times and in the manner provided in this Lease or if not so provided, as reasonably required by Landlord, all amounts (other than those payable under Article 4.1) which are payable by Tenant to Landlord under this Lease.


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     4.3    PAYMENT OF RENT - GENERAL. All amounts payable by Tenant to Landlord under this Lease shall be deemed as Rent and shall be payable and recoverable as Rent in this manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of rent. Rent shall be paid to Landlord, without deduction or set-off, in legal tender, at the address of the Landlord as set forth in the beginning of this Lease, or to such other person or at such other address as Landlord may from time to time designate in writing. Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

     4.4    RENT - RENEWAL PERIOD.

            A. FIRST RENEWAL PERIOD. If Tenant decides to exercise the first renewal option described in Article 3.2, the Rent payable by Tenant hereunder shall be the Annual Rent as set forth in Article 4.1 multiplied by a fraction the numerator of which is the Index for June 1, 2000 less the Index for June 1, 1995, and the denominator of which is the Index for June 1, 1995.

            B. SECOND RENEWAL PERIOD. If Tenant decides to exercise the second renewal option described in Article 3.2, the Rent payable by Tenant hereunder shall be an annual sum equal to the previous year's rent increased in accordance with the following formula: The previous year's rent shall be multiplied by a fraction, the numerator of which is the Index for June 1, 2005 less the Index for June 1, 2000, and the denominator of which is the Index for June 1, 2000.

            C. NOTIFICATION. Upon Tenant's exercising the renewal option, Landlord will determine the renewal rate and notify Tenant of that rate (and Landlord's computation thereof) and the amount of the monthly installments to be paid during such Renewal Term within 30 days of the day Tenant exercises the option to renew the lease.

     4.5    RENT - PRORATIONS. In the event the Commencement Date under Article
4.1 is not on the first day of a month, Rent payable by the Tenant to the Landlord, at the rates specified in such Article, shall be prorated, on a daily basis.


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                                    ARTICLE 5

USE OF PREMISES

     5.1 USE. The Premises shall be used and occupied for manufacturing, warehouse and offices or for such other purposes as Landlord may specifically authorize in writing.

     5.2 COMPLIANCE WITH LAWS. The Premises shall be used and occupied in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-governmental laws in force or regulations or orders. If, due solely to Tenant's use of the Premises, improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, Tenant shall pay the entire cost thereof.

     5.3 ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Term without Landlord's written consent.

     5.4 NUISANCE. Tenant shall not cause or maintain any nuisance in or about the Premises.


                                    ARTICLE 6

SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS

     6.1 OPERATIONS OF PREMISES. During the Term Landlord shall operate and maintain the Premises in accordance with all applicable laws and regulations and with standards from time to time prevailing for manufacturing facilities, office buildings and warehouses in the area in which the Premises are located.

     6.2 ACCESS BY LANDLORD. Tenant shall permit Landlord to enter the Premises outside normal business hours, and during normal business hours where such entry will not unreasonably disturb or interfere, in the judgment of Tenant, with Tenant's use of the Premises and operation of its business. Landlord shall whenever possible (except in an emergency) consult with or give reasonable notice to Tenant prior to such entry, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rent.

     6.3 MAINTENANCE BY TENANT. Tenant shall be responsible for any and all maintenance and repair of the Premises and all improvements therein and shall maintain


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                                       -6-

the name, at Tenant's sole expense, in substantially the same order and condition as at the beginning of the Term, reasonable wear and tear excepted.

     6.4 FAILURE TO MAINTAIN PREMISES. If Tenant fails to keep the Premises in good order or repair or permits nuisances then, on not less than ten (10) days notice to Tenant, Landlord may enter the Premises and perform such repairs, replacement and alternations as needed without liability to Tenant for any loss or damage to Tenant thereby incurred, and Tenant shall pay Landlord for the cost thereof within ten (10) days of receipt of Landlord's invoice therefor.

     6.5 ALTERATIONS BY TENANT. Tenant may from time to time at its own expense make changes, additions and improvements in the Premises to better adapt the same to its business, provided that any such change, addition or improvement shall

            A. comply with the requirements of any governmental or quasi-governmental authority having jurisdiction;

            B.     be made only with the prior written consent of Landlord; and

            C. be carried out only by persons selected by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, who shall if required by Landlord deliver to Landlord, before commencement of the work, performance and payment bonds as well as proof of worker's compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

            Any increase in property taxes on or fire or casualty insurance premiums for the Premises attributable to such change, addition or improvement shall be borne by Tenant.

     6.6 TRADE FIXTURES AND PERSONAL PROPERTY. Tenant may install in the Premises its usual trade fixtures and personal property in a proper manner, provided that no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Premises. If Tenant is not then in default hereunder, trade fixtures and personal property installed in the Premises by Tenant may be removed from the Premises:


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            A.     from time to time in the ordinary course of Tenant's business or in the course of reconstruction, renovation or alteration of the Premises by Tenant; and

            B. during a reasonable period prior to the expiration of the Term, provided that Tenant promptly repairs at its own expense any damage to the Premises resulting from such installation and removal.

     6.7 MECHANIC LIENS. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Premises or any part thereof and shall keep the title to the Premises and every part thereof free and clear of any lien or encumbrance in respect of such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the Premises or any part thereof, and shall cause the same to be removed (or bonded) within thirty (30) days (or such additional time as Landlord may consent to in writing), failing which Landlord may take such action as Landlord deems necessary to remove the same. Landlord may take all such action permitted by the laws of the State of Illinois to recover any funds advanced by Landlord to remove said lien.


                                    ARTICLE 7

TAXES

     7.1 TENANT'S TAXES. Tenant shall pay before delinquency every real estate tax, assessment, license fee, excise and other charge, however described, from which it is not exempted, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Premises, including the Improvements, or which is payable upon or on account of

            A. operations at, occupancy of or conduct of business in or from the Premises by or with the permission of Tenant;

            B. fixtures or personal property in the Premises which do not belong to the Landlord; and

            C. the Rent paid or payable by Tenant to Landlord for the Premises or for the use and occupancy of all or any part thereof.


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     7.2    RIGHT TO CONTEST. Landlord and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under this
Article 7, provided that no contest by Tenant may involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises, that Tenant provides to Landlord security for the taxes contested by Tenant adequate in the reasonable opinion of the Landlord, and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.


                                    ARTICLE 8

INSURANCE

     8.1 TENANT'S INSURANCE. During the Term, Tenant shall maintain at its own expense general liability insurance, fire insurance with extended coverage, boiler and pressure vessel insurance, water damage insurance for water-related losses and other insurance on the Premises and Tenant's improvements and property with coverage and in amounts reasonably deemed sufficient by Landlord. Certificates evidencing the insurance coverage required hereunder shall be delivered to Landlord with evidence of payment of premiums in full and such coverage must be approved by Landlord. All policies of insurance shall name Landlord as an additional insured and shall require thirty (30) days prior notice to Landlord in the event of cancellation or material modification.


                                    ARTICLE 9

INJURY TO PERSON OR PROPERTY

     9.1 INDEMNITY BY TENANT. To the extent that the laws of the State of Illinois, whether statutory or judicial, permit recovery, Tenant shall indemnify and hold harmless Landlord from and against every demand, claim, cause of action, judgment and expense, and all loss and damage arising from

            A. any injury or damage to the person or property of Tenant, any other tenant in or on the Premises or to any other person rightfully in or on the Premises, where the injury or damage is caused by negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, or results from the


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     violation of laws or ordinances, governmental orders of any kind or of the provisions of this Lease by any of the foregoing;

            B. any injury or damage not specified above to the person or property of Tenant, its agents, servants or employees, or any other person entering upon the Premises under express or implied invitation of Tenant, where the injury or damage is caused by any reason other than the negligence or misconduct of Landlord, its agents, servants or employees.


                                   ARTICLE 10

ASSIGNMENT AND SUBLETTING

     10.1 NO ASSIGNMENT. Tenant shall not assign, sublease, or transfer this Lease or any interest there in or in any way part with possession of all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by any other person without Landlord's written consent. Any such assignment, transfer or subletting shall be null and void and of no force and effect. The rights and interests of Tenant under this Lease shall not be assignable by operation of law without Landlord's written consent. Upon consent of the Landlord and the full assumption of the Lease liability by the assignee, the Tenant shall be released from its obligations under the Lease so long as Tenant is not in default thereunder.

     10.2 SUBSEQUENT ASSIGNMENTS. Landlord's consent to an assignment, transfer or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent assignment, transfer, subletting, use or occupation.


                                   ARTICLE 11

SURRENDER

     11.1 POSSESSION. Upon the expiration or other termination of the Term, Tenant shall immediately quit and surrender possession of the Premises in substantially the same condition in which Tenant is required to maintain the Premises excepting only reasonable wear and tear. Upon such surrender, all right, title and interest of Tenant in the Premises shall cease.


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     11.2   TRADE FIXTURES, PERSONAL PROPERTY AND IMPROVEMENTS. Subject to
Tenant's rights under Article 6.6, after the expiration or other termination of the Term, all of the Tenant's trade fixtures, personal property and improvements remaining in the Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord on written demand all costs incurred by Landlord in connection therewith.

     11.3 MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and shall at Landlord's option terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part thereof.

     11.4 PAYMENTS AFTER TERMINATION. No payments of money by Tenant to Landlord after the expiration or other termination of the Term or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice of the commencement of a suit, or after final judgment granting Landlord possess of the Premises, Landlord may receive and collect any sums of Rent due under the Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.


                                   ARTICLE 12

HOLDING OVER

     12.1 MONTH-TO-MONTH TENANCY. If with Landlord's written consent Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to the Rent as determined in accordance with Article 4 or such other rental as is stated in such written consent, and such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least thirty (30) days' advance notice of termination to the other.

     12.2 TENANCY AT SUFFERANCE. If without Landlord's written consent Tenant remains in possession of the Premises after the expiration or other termination of the


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                                      -11-

Term, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to two times the Rent determined in accordance with Article 4. Such tenancy at sufferance may be terminated by Landlord at any time by notice of termination to Tenant, and by Tenant on the last day of any calendar month by at least thirty (30) days' advance notice to termination to Landlord.

     12.3 GENERAL. Any month-to-month tenancy or tenancy at sufferance hereunder shall be subject to all other terms and conditions of this Lease except any right of renewal, and nothing contained in this Article 12 shall be construed to limit or impair any of Landlord's rights of re-entry or eviction or constitute waiver thereof.


                                   ARTICLE 13

EMINENT DOMAIN

     13.1 TAKING OF PREMISES. If during the Term all of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (hereinafter called the "date of such taking").

     13.2 PARTIAL TAKING. If during the Term only part of the Premises is taken or purchased as set out in Article 13.1, then if in the reasonable opinion of the Landlord substantial alteration or reconstruction of the Premises is necessary or desirable as a result thereof, Landlord shall have the right to terminate this Lease by giving the Tenant at least thirty (30) days' written notice of such termination, and if Landlord exercises its right to termination hereunder, this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than sixty (60) days after the date of such taking.

     13.3 SURRENDER. On any such date of termination under Article 13.1 or 13.2, Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease. Rent shall no longer accrue from the date of termination, except that if the date of such taking differs from the date of termination, Rent shall abate on the former date in respect of the portion taken. After such termination, and on notice from Landlord stating the Rent then owing, Tenant shall forthwith pay Landlord such Rent.

     13.4 PARTIAL TAKING OF PREMISES. If any portion of the Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely


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                                      -12-

exercised, the Term of this Lease shall expire with respect to the portion so taken on the date of such taking. In such event the Rent payable hereunder with respect to such portion so taken shall no longer accrue from such date, and the Rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of square feet in the Premises.

     13.5 AWARDS. Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for costs or removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.


                                   ARTICLE 14

DAMAGE BY FIRE OR OTHER CASUALTY

     14.1 LIMITED DAMAGE TO PREMISES. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of an architect reasonably acceptable to Landlord and Tenant, can be substantially repaired under applicable laws and governmental regulations within one hundred eighty (180) days from the date of such casualty (employing normal construction methods without overtime or other premium), Tenant shall forthwith, with all insurance proceeds, repair such damage.

     14.2 MAJOR DAMAGE TO PREMISES. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of an architect reasonably acceptable to Landlord and Tenant, cannot be substantially repaired under applicable laws and governmental regulations within one hundred eighty (180) days from the date of such casualty (employing normal construction methods without overtime or other premium), then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than thirty (30) days after receipt of such architect's opinion, failing which Tenant shall forthwith, with all insurance proceeds, repair such damage other than


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                                      -13-

damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord.

     14.3 ABATEMENT. If Tenant is required to repair damage to all or part of the Premises under Articles 14.1 or 14.2, the Rent payable by Tenant hereunder shall be proportionately reduced to the extent that the Premises are thereby rendered untenantable from the date of such casualty until five (5) days after completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

     14.4 LIMITATION ON LANDLORD'S LIABILITY. Except as specifically provided in this Article 14, there shall be no reduction of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, or from the making of any repairs resulting therefrom in or to any portion of the Premises. Notwithstanding anything contained herein, Rent payable by Tenant hereunder shall not be abated if the damage is caused by the gross negligence or willfull misconduct of Tenant, its agents, servants, employees or any other person entering upon the Premises under express or implied invitation of Tenant.


                                   ARTICLE 15

INDEMNIFICATION OF LANDLORD: MUTUAL WAIVER OF SUBROGATION

     15.1 Tenant agrees to indemnify and save harmless Landlord from and against all claims, demands, liabilities, penalties, expenses and judgments (including without limitation reasonable attorney's fees) based on damages or bodily injuries to persons or property occasioned by acts or omissions, including negligence of Tenant, its officers, agents, employees, representatives, customers, guests and invitees in the conduct and operation of Tenant's business on the land, building, and improvements, of which the Demised Premises form a part or arising out of the use by Tenant or condition of the Demised Premises (except if such condition is a direct result of Landlord's failure to meet its obligations under this Lease) and upon notice from Landlord, Tenant shall, at Tenant's cost and expense, defend any and all actions and proceedings relating thereto.

     15.2 Landlord agrees to indemnify and save harmless Tenant from and against all claims, demands, liabilities, penalties, expenses and judgments (including without limitation reasonable attorney's fees) based on damages or bodily injuries to persons or property occasioned by acts or omissions, including negligence of Landlord, its officers,


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                                      -14-

agents, employees, representatives, customers, guests and invitees in the conduct and operation of Landlord's business on the land, building, and improvements, of which the Demised Premises form a part or arising out of the use by Landlord or condition of the Demised Premises (except if such condition is a direct result of Tenant's failure to meet its obligations under this Lease) and upon notice from Tenant, Landlord shall, at Landlord's cost and expense, defend any and all actions and proceedings relating thereto.

     15.3 Subject to the following, neither the Tenant nor the Landlord, nor their respective agents, servants, employees or invitees, shall be liable to the other for loss or damage covered by any insurance policy. The liability of the Tenant to indemnify the Landlord as set forth in subparagraph 5.1 hereof shall not extend to any matter against which the Landlord shall be protected by insurance; provided, however, that if any such liability shall exceed the amount of the effective and collectable insurance in question, the Tenant shall be liable for such excess. This Paragraph 5 shall survive the expiration or sooner termination of this Lease.


                                   ARTICLE 16

EXCULPATION

     Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of the Landlord with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Demised Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.


                                   ARTICLE 17

TRANSFERS BY LANDLORD

     17.1 SALE, CONVEYANCE AND ASSIGNMENT. Nothing in the Lease shall restrict the right of Landlord to deal with the Premises, subject only to the rights of Tenant under this Lease.


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                                      -15-

     17.2 SUBORDINATION. This Lease is and shall be subject and subordinate in all respects to any first mortgage now or hereafter encumbering the Premises and to all renewals, modifications, supplements, consolidations and replacements thereof (herein called the "First Mortgage"). Tenant agrees upon request by and without cost to the Landlord or any successor in interest to execute promptly and deliver to Landlord or the holder of the First Mortgage, a subordination and attornment instrument(s) requested by the holder of the First Mortgage.

     17.3   EXECUTION OF INSTRUMENTS. The subordination provisions of this
Article 15 shall be self-operating and no further instrument shall be necessary. Nevertheless Tenant, on request by and without cost to Landlord or any successor in interest, shall execute and deliver any and all instruments reasonably requested by Landlord further evidencing such subordination.


                                   ARTICLE 18

LENDING INSTITUTIONS

     18.1 LENDER. Lessor has borrowed monies from the Rock Island Bank, an Illinois banking institution ("Lender"), pursuant to the terms of a certain promissory note made and entered into the 16th day of March, 1993 (the "Note"); and Lessor has executed and delivered to Lender a certain Mortgage, assignment of lease and assignment of rents (the "Loan Documents") also dated the 16th day of March, 1993 respecting the Premium leased to Lessee, to secure, in part, all advances made or to be made to Lessor pursuant to the Note.

     18.2 CONSENT. Lessee hereby acknowledges and consents to the prior execution and recordation of the Loan Documents and to the right of Lender under the Loan Documents to foreclose its Mortgage and to acquire the Premises at foreclosure sale or be acceptance of a grant or assignment of the Premises in lieu of foreclosure, and Lessee hereby consents to the sale or assignment of the Premises by any person acquiring the Premises at the foreclosure sale or by grant or assignment in lieu of foreclosure, and to any sale or assignment of the Premises by any subsequent purchaser or assignee. Lessee's consent hereunder is conditioned upon Lessor, Lessee and Lender entering into a Nondisturbance and Attornment Agreement in the form attached hereto, marked Exhibit "C" and by this reference made a part hereof.

     18.3 NOTICES AND DEMANDS. No notice, demand, election, or other communication required or permitted to be given under this Lease (all of the foregoing


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
hereinafter in this Section collectively being referred to as "notices," and each of them, as a "notice") which shall be given by Lessee to Lessor shall be binding upon or affect Lender, unless a copy of said notice shall be given to Lender within the time when such notice shall be required or permitted to be given to Lessor. In the case of an assignment of the Loan Documents or change in address of Lender, the assignee thereof or Lender, by written notice to Lessee, may change the address to which copies of notices are to be sent as herein provided. Lessee shall not be bound to recognize any assignment of the Loan Documents unless and until Lessee shall be given written notice of such assignment, including a copy thereof in form proper for record, together with the name and address of the assignee and, thereafter, until a further assignment, the assignee named in such assignment shall be deemed to be Lender hereunder. All notices and copies of notices to be given to Lender as provided in this Section shall be given in the same manner as is provided in this Lease in respect of notices to be given by Lessor or Lessee and shall be addressed as follows:

            The Rock Island Bank
            230 18th Street
            Rock Island, IL 61201

     18.4 PERFORMANCE OF LEASE BY LENDER. Lender shall have the right to perform any term, covenant, condition or agreement and to remedy any default by Lessor hereunder, and Lessee shall accept such performance by Lender with the same force and effect as if furnished by Lessor. Notwithstanding the above, Lender's exercise of rights to perform actions on behalf of Lessor hereunder shall not obligate Lender to continue all obligations of Lessor under the terms of the Lease nor shall Lender be personally obligated to Lessee for any failure or omission of Lessor hereunder the terms of this Lease.

     18.5 NOTICE OF ELECTION TO TERMINATE LEASE. If Lessee shall give a notice of default to Lessor pursuant to the provisions of this Lease, and if such default shall not be remedied within the applicable grace period provided for in this Lease, and Lessee shall thereby, or otherwise, become entitled to give a notice of election to terminate this Lease, then, before giving any such notice of election to terminate this Lease, Lessee shall allow Lender an additional twenty (20) days within which to cure the default. The rights of Lender under this Section 18 are in addition to such rights as are given to said Lender under the previous paragraph.

     18.6 DELEGATION OF LESSOR'S RIGHTS. Lessor may delegate to Lender the authority to exercise any or all of Lessor's rights under this Lease, but no such delegation shall be binding upon Lessee unless and until either Lessor or Lender shall


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
deliver to Lessee a signed counterpart, in form proper for record, of a written instrument effecting such delegation. Such delegation of authority may be effected by the terms of the Loan Documents themselves, in which case the service upon Lessee of an executed counterpart of any of said Loan Documents in accordance with this Section 18, together with a written notice specifying the provisions therein which delegate such authority to said Lender, shall be sufficient to give Lessee notice of such delegation. Any provision of this Lease which gives to Lender the privilege of exercising a particular right of Lessor hereunder on condition that Lessor shall have failed to exercise such right shall not be deemed to diminish any privilege which Lender may have, by virtue of a delegation of authority from Lessor, to exercise such right without regard to whether or not Lessor shall have failed to exercise such right.

     18.7 NONCURABLE DEFAULTS. In the case of a default by Lessor in the performance or observance of any term, covenant, condition, or agreement on Lessor's part to be performed under this Lease, if such default is of such a nature that the same cannot practicably be cured by Lender, and provided Lessee shall not be subjected to any criminal liability, then Lessee shall not serve a notice of election to terminate this Lease pursuant to the terms thereof, or otherwise terminate the leasehold estate of Lessor hereunder by reason of such default, if and so long as Lender shall promptly institute and diligently prosecute to completion foreclosure proceedings, unless, in the meantime, Lender shall acquire Lessor's estate hereunder, either in its own name or through a nominee, by assignment in lieu of foreclosure.

     Lender shall not be required to continue to prosecute foreclosure proceedings if and when such default shall be cured. Nothing herein shall preclude Lessee from exercising any rights or remedies with respect to any other default by Lessor during any period when Lessee shall be forbearing termination of this Lease as above provided, but in such event Lender shall have all of the rights and protections hereinabove provided. If Lender, or its nominee, or a purchaser at a foreclosure sale, shall acquire title to the Premises, and shall cure all defaults of Lessor hereunder, which, given the nature of such default, can be cured by Lender, or by said purchaser, as the case may be, then the defaults of any prior holder of the Premises hereunder which, due to the nature of such default, cannot be cured by Lender (or by said purchaser) shall no longer be deemed to be defaults hereunder.

     18.8 TERMINATION OF LEASE: NEW LEASE TO LENDER. If this Lease shall terminate by reason of a default of Lessor hereunder, and if within the additional twenty (20) day grace period provided to Lender in this Section 18, Lender, by written notice to Lessee, shall request Lessee to enter into a new lease of the Premises on the same terms set forth herein, then Lessee shall enter into a new lease (with Lender or its nominee), within


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
thirty (30) days after the giving of said written notice by Lender. Simultaneously with a giving of a notice pursuant to this Section 18, Lender shall deliver to Lessee a written instrument unconditionally guaranteeing the curing of all defaults of the Lessor under this Lease (other than defaults which cannot be cured by Lender) and all defaults of the landlord under the new lease which shall exist on the actual date of delivery of said new lease. Said new lease shall commence, and rent and all obligations under the new lease shall accrue, as of the date of termination of this Lease. The term of said new lease shall continue for the period which would have constituted the remainder of the term of this Lease had this Lease not been terminated, and shall be upon all of the terms, covenants, conditions, conditional limitations, and agreements contained herein which were in force and effect immediately prior to the termination of this Lease. Said new lease, and this covenant, shall be superior to all rights, liens, and interests, other than those to which this lease shall have been subject immediately prior to termination and those matters to which this Lease may, by its terms, become subject. The provisions of the immediately preceding sentence shall be self-executing, and Lessee shall have no obligation to do anything, other than to execute said new lease as herein provided. Each subtenant of space in the Premises whose sublease was in force and effect immediately prior to the delivery of said new lease shall attorn to the Lender, or its nominee, under the new lease. Each subtenant who hereafter subleases space within the Premises shall be deemed to have agreed to the provisions of this paragraph. The foregoing shall not be deemed to obligate Lessee to keep any sublease in force and effect after the termination of this Lease, nor shall Lessee have any obligation to terminate any sublease or to dispossess any subtenant. Simultaneously therewith, Lessee shall pay over to Lender any rentals, less costs and expenses of collection, received by Lessee between the date of termination of this Lease and the date of execution of said new lease, from subtenants or other occupants of the Premises which shall not theretofore have been applied by Lessee towards the payment of rent or any other sum of money payable to Lessor hereunder or towards the cost of performing the obligations of Lessor hereunder.

     If Lender shall exercise its right to obtain a new lease pursuant to this
Section 18, but shall fail to execute such a new lease when tendered by Lessee, or shall fail to comply timely with the other provisions of this Section 18, then said Lender shall have no further rights to a new lease or any other rights under this Section 18.

     If Lender shall acquire title to Lessor's interest in this Lease, by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a designee or wholly owned subsidiary corporation of such Lender, or under a new lease pursuant to this section, such Lender may assign such lease and shall thereupon be released from all liability for the performance or observance of the covenants and


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
conditions in such lease contained on landlord's part to be performed and observed from and after the date of such assignment, provided that such Assignee shall have assumed such lease in accordance with this Lease.


                                   ARTICLE 19

NOTICES, ACKNOWLEDGMENTS, AUTHORITIES FOR ACTION

     19.1 NOTICES. All notices from Landlord to Tenant hereunder shall be sufficient if actually delivered in writing or sent by registered or certified United States mail to the following address:

                         Norcross Safety Products L.L.C.
                         1136 2nd Street
                         Rock Island, Illinois 61201
                         Attention:  Robert A. Peterson, President

All notices from Tenant to Landlord hereunder shall be sufficient if actually delivered in writing or sent by registered or certified United States mail to the following address:

                         MCRI, INC.
                         c/o MLC Companies
                         9300 Shelbyville Road, Suite 500
                         Louisville, Kentucky 40222
                         Attention:  Michael L. Cappy

A notice mailed in accordance with the provision of this Section shall be deemed to have been given when mailed. Either party may change its address for the purpose of this Section by giving notice in writing to the other party of such change in accordance with this Section.

     19.2 ACKNOWLEDGMENTS. Each of the parties hereto shall at any time and from time to time upon not less than twenty (20) days prior notice from the other execute, acknowledge and deliver a written statement certifying:

            A. that this Lease is in full force and effect, subject only to such modifications (if any) as may be set out therein;


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

            B. that Tenant is in possession of the Premises and paying Rent as provided in this Lease;

            C.     the dates (if any) to which Rent is paid in advance;

            D. that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed; and

            E. as true and accurate such other information concerning this Lease or tenancy as may be reasonably required by any First Mortgage lender.

     Any such statement may be relied upon by any prospective transferee of encumbrances of all or any portion of the Premises, or any assignee of any such persons. If Tenant fails to timely deliver such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance.


                                   ARTICLE 20

DEFAULT

     20.1 INTEREST AND COSTS. Tenant shall pay monthly to Landlord interest at a rate equal to the lesser of 15% per annum, or the maximum rate permitted by applicable law, on all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Landlord may make claim against Tenant to the extent provided by the laws of the State of Illinois for all costs and charges (including reasonable legal fees) lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, provision or agreement of Tenant herein contained.

     20.2 RIGHT OF LANDLORD TO PERFORM COVENANTS. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense without any abatement of Rent. If Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after written notice thereof from Landlord, Landlord may (but shall not be obligated to) perform such act without waiving or releasing Tenant from any


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
of its obligations relative thereof. All sums paid or costs incurred by Landlord in so performing such acts under this Article 17.2, together with interest thereon at the rate set out in Article 17.1 from the date each such payment was made or each such cost incurred by Landlord, shall be payable by Tenant to Landlord on demand.

     20.3   EVENTS OF DEFAULT. If and whenever:

            A. part or all of the Rent hereby reserved is not paid when due, and such default continues for seven (7) days after the due date thereof and after five (5) days written notice thereof given by Landlord to Tenant; or

            B. Tenant's right to the Premises or any goods, chattels or equipment of Tenant is taken or eligible in execution or in attachment or if a writ of execution is issued against Tenant; or

            C. Tenant becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs or revenues of Tenant; or

            D. Tenant fails to observe, perform and keep each and every of its covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant and persists in such failure after thirty (30) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than thirty (30) days to rectify, unless Tenant commences rectification within the thirty (30) day notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach), then and in any of such cases, Landlord shall, at its option, have each, any or all of the following remedies in addition to all other remedies available to it by law, statutory or judicial, or in equity:

                   1. Terminate the Lease and take possession of the Leased Premises.

                   2. Terminate the Lease and recover damages to the extent permitted by statutory or case law in an amount equal to the unpaid future rent less the fair rental value of the Leased Premises for such residue of the term of the Lease or in any greater amount permitted by law.


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

                   3. Terminate Tenant's right to possession without terminating the Lease or obligation to pay rent, whereupon Tenant shall pay Landlord all unpaid rent for the entire term of the Lease and the Landlord shall endeavor to lease the Leased Premises for the account of Tenant. Any reasonable expense of remodeling or repair shall be a charge against the rent received on reletting.

                   4.    Any remedy permitted by Federal or State law.

                   5. The remedies granted to Landlord shall be cumulative and the exhaustion of one shall not preclude Landlord resorting to others.

                   6. In the event the default by Tenant consists of failure to pay rental when due, Tenant shall have five (5) days after notice to remedy the same and Landlord shall not enforce any of said remedies during said five-day period.

                   7. The exercise of any remedy granted Landlord shall not be considered an unlawful eviction or trespass.

     20.4 SURRENDER. If and whenever Landlord is entitled to or does re-enter, Landlord may terminate this Lease by giving notice thereof, and in such event, Tenant shall forthwith vacate and surrender the Premises.

     20.5 PAYMENTS. If Landlord shall re-enter or if this Lease shall be terminated hereunder, Tenant shall pay to Landlord on demand:

            A. rent up to the time of re-entry or termination, whichever shall be the later;

            B. all reasonable expenses incurred by Landlord in performing any of Tenant's obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by Tenant, realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and preparing them for re-letting; and

            C. As damages for the loss of income of Landlord expected to be derived from the Premises, the amount (if any) by which the Rent would have been payable under this Lease exceeds the payments (if any) received by Landlord from other tenants in the Premises, payable on the first day of each


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
     month during the period which would have constituted the unexpired portion of the Term had it not been terminated, or if elected by Landlord by notice to Tenant at or after re-entry or termination, a lump sum amount equal to the Rent which would have been payable under this Lease from the date of such election during the period which would have constituted the unexpired portion of the Term had it not been terminated, reduced by the rental value of the Premises for the same period, established by reference to the terms and conditions upon which Landlord re-lets then if such re-letting is accomplished within a reasonable period after termination, and otherwise established by references to all market and other relevant circumstances; Rent and rental value being reduced to present worth at an assumed interest rate of 10% on the basis for Landlord's estimates and assumptions of fact which shall govern unless shown to be erroneous or unreasonable.

     20.6 REMEDIES CUMULATIVE. No reference to nor exercise of any specific right or remedy by Landlord shall prejudice or preclude Landlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but Landlord may from time to time exercise any one or more of such remedies independently or in combination.


                                   ARTICLE 21

MISCELLANEOUS

     21.1 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venture or a member of a joint or common enterprise with Tenant.

     21.2 CONSENT NOT UNREASONABLY WITHHELD. Except as otherwise specifically provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld or delayed. Tenant's sole remedy if Landlord unreasonably withholds or delays consent or approval shall be an action for specific performance, and Landlord shall not be liable for damages. If either party withholds any consent or approval, such party shall on written request deliver to the other party a written statement giving the reasons therefor.


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

     21.3 NAME OF BUILDING. Landlord shall have the right, after thirty (30) days notice to Tenant, to change the name, number or designation of the Premises, during the Term without liability to Tenant.

     21.4 APPLICABLE LAW AND CONSTRUCTION. The rights and remedies contained in this Lease with respect to the Premises shall be governed by and construed under the laws of the State of Illinois. The provisions contained herein shall be construed as a whole according to their common meaning and not strictly for or against Landlord or Tenant. The words Landlord and Tenant shall include the plural as well as the singular. Time is of the essence of this Lease and each of its provisions. The captions of the Articles are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

     21.5 AMENDMENT OR MODIFICATION. Unless otherwise specifically provided in this Lease, no amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

     21.6 CONSTRUED COVENANTS AND SEVERABILITY. All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Article hereof. Should any provision of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

     21.7 NO IMPLIED SURRENDER OR WAIVER. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Landlord's waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Landlord's receipt of Rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach. No act or thing done by Landlord, its agents or employees during the Term shall be deemed an acceptance of a surrender of the premises, and no agreement to accept a surrender of the Premises shall be valid, unless in writing signed by Landlord. The delivery of keys to any of Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount that the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or


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
payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available to Landlord.

     21.8 SUCCESSORS BOUND. Except as otherwise specifically provided, the covenants, terms, and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

     21.9 SEVERABILITY. It is agreed by the parties hereto that if any one of the provisions of this Lease shall contravene or be invalid under applicable law, such contravention shall not be deemed to invalidate the whole Lease but it shall be construed as if not containing that particular provision or provisions and the rights and obligations of the parties shall be construed accordingly.

     21.10 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for any delays due to strikes, lockouts or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, order of any government, court or regulatory body claiming jurisdiction, act of any public enemy, war, riot, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion or any cause whatsoever beyond the reasonable control of the party from whom such performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated; PROVIDED, HOWEVER, such delay shall be deemed to exist only so long as the party obligated to perform promptly and in any event within 30 days after the initial cause of the delay notifies the other party in writing of such delay and exercises due diligence to remove or overcome it.

     IN WITNESS OF THIS LEASE, Landlord and Tenant have properly executed it as of the date set out on page one.

                                "Landlord"

                                MCRI, INC.

                                By:
                                    -----------------------------------
                                      Michael L. Cappy, Chairman


DRAFT: June 6, 1995

     IN WITNESS OF THIS LEASE, Landlord and Tenant have properly executed it as of the date set out on page one.

                                "Landlord"

                                MCRI, INC.


                                By:   /s/ Michael L. Cappy
                                    -----------------------------------
                                    Michael L. Cappy, Chairman


                                "Tenant"

                                NORCROSS SAFETY PRODUCTS L.L.C.

                                By:   /s/ Robert A. Peterson
                                    -----------------------------------

                                Title: President and Chief Executive Officer
                                       --------------------------------------